Exhibit 99.(a)(1)(K)
FORMS OF EMAILS TO PHARMION COUNTRY MANAGING EMPLOYEES
AND ELIGIBLE U.S. EMPLOYEES IN REMOTE LOCATIONS
REGARDING EMPLOYEE INFORMATION SESSIONS
Date: [•], 2006
To: Country Managing Employees in France, Germany, Italy, Portugal and Spain
From: Brent Thomas, Director of Human Resources, Pharmion Corporation
Re: Stock Option Exchange Program
The attached presentations are copies of what we will be reviewing during our upcoming Employee Information Session for the Stock Option Exchange Program. One copy is in English, and the other is a translated version. Although we will use the English version for our Information Session, we are providing the translated version to assist employees in understanding the material to be covered during the presentation.
Please print copies and distribute both copies of the presentation to all eligible employees whether or not they attend an Employee Information Session in your country or otherwise.
Please let me know if you have any questions. Thank you for your assistance.

Date: [•], 2006
To: Country Managing Employees in Australia and Thailand
From: Brent Thomas, Director of Human Resources, Pharmion Corporation
Re: Stock Option Exchange Program
The attached presentation is a copy of what we will be reviewing during our upcoming Employee Information Session regarding the Stock Option Exchange Program. We are providing this presentation to assist employees in understanding the material to be covered during the presentation.
Please print copies and distribute the presentation to all eligible employees whether or not they attend an Employee Information Session in your country or otherwise.
Please let me know if you have any questions. Thank you for your assistance.

Date: [•], 2006
To: Eligible U.S. Employees in Remote Locations
From: Brent Thomas, Director of Human Resources, Pharmion Corporation
Re: Stock Option Exchange Program
The attached presentation is a copy of what we will be reviewing during our upcoming Employee Information Session regarding the Stock Option Exchange Program. We are providing this presentation to you in the event you are unable to access the video portion of the Employee Information Sessions and to assist you in understanding the material to be covered during the presentation.
Please let me know if you have any questions.